UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2007

DGSE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification N0.)

2817 Forest Lane, Dallas, Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (972) 484-3662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 9, 2007 the registrant purchased all tangible and intangible of Euless Gold and Silver, Inc. located in Euless, Texas. The purchase price paid for these assets totaled $ 1,000,000 including $ 600,000 in cash and a two year note in the amount of $ 400,000. The registrant has opened a new retail store in the former Euless Gold & Silver facility in Euless, Texas and operates under the name Dallas Gold & Silver Exchange.

Item 2.03 Creation of a direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

On May 10, 2007 the registrant entered into an amendment to its credit facility with Texas Capital Bank. The amendment increased borrowings allowed under this facility from $ 3,000,000 to $ 3,600,000. The additional funds were initially used for the transaction described in item 2.01 described herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit
1.0 Asset purchase agreement dated May 9, 2007 by and between DGSE Companies, Inc. and Euless Gold & Silver, Inc.
2.0 Subordinated Promissory Note dated May 9, 2007.
3.0 Third amendment to loan agreement dated May 10, 2007 by and between DGSE Companies, Inc. and Texas Capital Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be sign on its behalf by the undersigned hereto duly authorized.

DGSE Companies, Inc. (Registrant)

May 10, 2007

L.S. Smith - Chairman and CEO